Ex-filing fees

Calculation of Filing Fee Tables

F-1

(Form Type)

NETCLASS TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value(1)	457(o)	4,312,500	$5.00	$21,562,500	$0.0001102	$2,376.19
Fees to Be Paid	Other	Underwriter Warrants(2)	other	—	—	—	—
Fees to Be Paid	Equity	Ordinary Shares, no par value, underlying the Underwriter’ warrants(2)	457(o)	215,625	$6	$1,293,750	$0.0001102	$142.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$22,856,250
	Total Fees Previously Paid					$0
	Total Fee Offsets					$0
	Net Fee Due					$2,518.76

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the Class A Ordinary Shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The Registrant will issue to the Underwriter warrants to purchase a number of Ordinary Shares equal to an aggregate of 5% of the Ordinary Shares sold in the offering (the “Underwriter’ Warrants”). The exercise price of the Underwriter’ Warrants is equal to 120% of the offering price of the Ordinary Shares offered hereby. The Underwriter’ Warrants are exercisable at any time, and from time to time, in whole or in part, within 5 years from the commencement of sales of the offering. See “Underwriting.”

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date